EXHIBIT 99.1


             NUSTATE AND RENTAR AGREE TO BLOCKBUSTER DEAL

Boca Raton, FL-April 17, 2008 - NuState Energy Holdings, Inc. (OTCBB: NSEH) and Rentar Environmental Solutions, Inc., a privately held Company based in Palm Beach County, Florida, have joined in a binding agreement to form a new entity, Rentar Logistics and Information Systems, whose mission is to provide cost effective answers to such pressing global and environmental issues as soaring fuel costs and greenhouse gas emissions. Nu State has agreed to the sale of its intellectual property coupled with the ongoing services of its management and information technology department. Under the terms of the agreement, NuState will receive $3,000,000 and a 49% stake in the new company.

Rentar Environmental Solutions, the world leader in pre-combustion fuel technology, holds 26 domestic and international patents on the Rentar Fuel Catalyst. The Rentar Fuel Catalyst has been extensively tested by numerous independent laboratories recognized by EPA, CARB, foreign governments and prominent corporate entities. This testing has verified that the Rentar Fuel Catalyst significantly reduces fuel consumption and the emission of greenhouse gases and other toxic components of exhaust.

NuState's proprietary software application, My Driver Seat, is the leader in its field. It is an unparalleled fuel management tool that is capable of validating the effectiveness of any fuel efficiency or emission reduction technology. Further, it provides clear and concise reports easily tailored to user requirements. By capturing real time data about speed, idling time, and out-of-route vehicles, etc., and providing such data in a timely manner, fleet managers can modify poor driver habits and dramatically increase overall fleet efficiency.

By combining the Rentar Fuel Catalyst and My Driver Seat in a single powerful package, Rentar Logistics and Information Systems becomes the only company in the world with the capacity to provide end-users with a unified technology which delivers meaningful fuel savings, all the information required to manage a 21st century fleet, and the ability to validate and verify carbon emission reduction.

Frank Reilly, CEO of NuState, and Joel Ratner, CEO of Rentar, issued a joint statement saying, "We feel the timing of this transaction is perfect. Oil prices continue to rise and the current economic slowdown is challenging for the transportation industry. Everyone is desperately seeking to reduce fuel costs and operate more efficiently. We have the answers."

About NuState Energy Holdings, Inc.

NuState is a technology company specializing in providing pertinent, real-time information to the worldwide transportation and security industries. Our telematics solutions collect vehicle and container-based data and integrate it with information gathered from various disparate legacy systems across the supply chain. The data is then synthesized and reformatted into valuable, actionable information, and delivered to appropriate end-users across the logistics value chain through secure web-based applications. Specific offerings include: vehicle tracking, inventory/asset visibility, secure trucking, matching available freight with available trucks, and many others. Additionally, NuState owns Commodity Express Transportation, a freight transportation operation currently serving the southeastern United States.
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About Rentar Environmental Solutions, Inc.

Rentar manufacturers the Rentar Fuel Catalyst that is verified to reduce fuel consumption, particulate matter and greenhouse gases such as CO2 and NOx. Rentar's customers include numerous Fortune 500 Companies, state and local governments, and many foreign entities. Rentar has approximately 10,000 units deployed worldwide.

This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: we have a history of losses and an accumulated deficit, expect losses to continue for the foreseeable future and will need to raise additional working capital in order to implement our business model and sustain our operations; the loss of one or more of our major customers could materially and adversely effect our future revenue and business operations; as well as those factors discussed under "Risk Factors" in our Annual Report on form 10-KSB filed on October 15, 2007 and various disclosures in other reports filed from time to time with the United States Securities and Exchange Commission.

For further information contact:
Richard Hersh, Chairman
(561) 998-7557 x 302
email: rhersh@mydriverseat.com